SUBSCRIPTION AGREEMENT

by and among

COMPASS GROUP DIVERSIFIED HOLDINGS LLC,

COMPASS DIVERSIFIED HOLDINGS

and

ALLSPRING SPECIAL SMALL CAP VALUE FUND,
A SERIES OF ALLSPRING FUNDS TRUST

Dated as of December 15, 2023

SUBSCRIPTION AGREEMENT
SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of December 15, 2023 by and among Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “Company”), on its own behalf and as sponsor of Compass Diversified Holdings, a Delaware statutory trust (the “Issuer”), and Allspring Special Small Cap Value Fund , a registered investment company organized as a series of Allspring Funds Trust, a Delaware statutory trust (“Buyer”).

BACKGROUND
A. The Company and Issuer wish to sell, and Buyer wishes to purchase, 3,550,000 common shares of the Issuer (the “Restricted Shares”), each representing an undivided beneficial interest in the trust property and corresponding to one underlying trust common interest in the Company, upon the terms and subject to the conditions set forth in this Agreement; and

B. The Restricted Shares will be sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”);

AGREEMENT

In consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. SUBSCRIPTION OF SHARES

(a) Subscription for Restricted Shares. Subject to Section 1(b) below, at the Closing (as defined below), the Company, as sponsor of the Issuer, shall cause the Issuer to issue the Restricted Shares to be sold pursuant to this Agreement in exchange for, and as consideration for, an equal number of trust common interests of the Company, as provided for in the Company’s Sixth Amended and Restated Operating Agreement, dated as of August 3, 2021, as amended by the First Amendment dated February 11, 2022 (as amended to date, the “Operating Agreement”), and the Buyer commits to purchase such Restricted Shares from the Issuer and the Company for an aggregate purchase price equal to $ 75,189,000 (the “Aggregate Purchase Price”), which is based upon the per share purchase price equal to $21.18. The Restricted Shares shall be sold at the Closing as hereinafter provided.

(b) Closing.

(i) The closing (the “Closing”) of the issuance and sale of the Restricted Shares shall occur at 4:00 p.m., New York City time, on December 15, 2023, or as otherwise agreed upon by the parties hereto (the “Closing Date”).

(ii) The following conditions must be satisfied at, or waived in writing by Buyer prior to, the Closing:

A. the representations and warranties of the Company and the Issuer contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date; and

     B. the Buyer shall have received the Restricted Shares in accordance with Section 1(d) below.

(c) Form of Payment; Use of Proceeds. At the Closing, the Buyer shall pay the Aggregate Purchase Price by wire transfer of immediately available funds to the Company with such wire instructions to be provided by the Company to the Buyer promptly upon execution of this Agreement. The Company shall use such proceeds for the repayment of debt, general corporate purposes, including payment of expenses incurred by the Company and/or the Issuer in connection with this Agreement and acquisitions in the future, and for other such uses as the Company may determine from time to time.

(d) Form of Delivery. At the Closing, the Company shall deliver to the Buyer the Restricted Shares purchased by Buyer in accordance with Section 1(a) above, which delivery will be constructive and evidenced by the recording thereof in book-entry form on the records of the Issuer and the Company. The Restricted Shares shall not be certificated and the appropriate legends and/or stop transfer instructions for the Restricted Shares shall be provided to the Company’s transfer agent.

2. REPRESENTATIONS AND WARRANTIES OF THE BUYER
Buyer hereby represents and warrants to the Company and Issuer as of the date hereof and as of the Closing Date that:

(a) Organization and Qualification. Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has the requisite power to own its properties and to carry on its business as now being conducted.

(b) Authorization; Enforceability. (i) Buyer has the requisite power and authority to enter into and perform its obligations under this Agreement; (ii) the execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized and no further consent or authorization is required therefor; (iii) this Agreement has been duly executed and delivered by Buyer; and (iv) assuming due execution and delivery by the Company and Issuer, this Agreement constitutes the valid and binding obligations of Buyer enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application or by the public policy provisions of federal securities laws.

(c) No Conflicts. The purchase of the Restricted Shares, the compliance by the Buyer with this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Buyer or any of its subsidiaries is a party or by which the Buyer or any of its subsidiaries is bound or to which any of the property or assets of the Buyer or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter documents of the Buyer, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Buyer or any of its subsidiaries or any of their properties, except in the case of (i) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the purchase of the Restricted Shares by the Buyer or the consummation by the Buyer of the transactions contemplated by this Agreement, except where failure to obtain any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement.

(d) Knowledge and Experience. Buyer: (i) has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Issuer and the Company; (ii) is prepared to bear the economic risk of such an investment; and (iii) has consulted with its own legal, financial, tax and other advisors to the extent it has deemed appropriate in connection with any investment in the Issuer and the Company, as well as the purchase of the Restricted Shares and the status thereof.

(e) Disclosure of Information. Buyer has received all the information concerning the Issuer and the Company it considers necessary or appropriate for deciding whether the purchase the Restricted Shares and has requested and reviewed such other information concerning the Issuer and the Company as it deems necessary or advisable in the circumstances.

(f) Accredited Investor. Buyer is: (i) familiar with or has otherwise been advised by counsel regarding the rules and regulations of the 1933 Act, that are and would be applicable to it in connection with the acquisition of the Restricted Shares; (ii) familiar with the term “accredited investor,” as defined in Rule 501(a) under the 1933 Act; and (iii) an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the 1933 Act.

(g) No Registration. Buyer acknowledges that: (i) the Restricted Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the 1933 Act; (ii) neither the Issuer nor the Company has filed nor will file a registration statement in connection with, or otherwise register, the offer and sale of the Restricted Shares under the 1933 Act or the securities laws of any state; and (iii) the solicitation of bids and any offer or sale of the Restricted Shares are being made in reliance on an exemption from the registration requirements of the 1933 Act.

(h) Investment Purpose; No Distribution. Buyer is seeking to acquire the Restricted Shares for its own account or an account or accounts with respect to which it exercises sole investment discretion and each such account, if any, is an institutional accredited investor and each such account, if any, is aware that the solicitation of bids and any offer or sale of the Restricted Shares are being made in reliance on an exemption from the registration requirements of the 1933 Act. Buyer is seeking to acquire the Restricted Shares for investment purposes only, and not with a view to the distribution thereof, in whole or in part.

(i) Legends. The Buyer acknowledges that the Restricted Shares shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR

OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS. IN ADDITION, THESE SECURITIES ARE THE SUBJECT OF A LOCKUP RESTRICTION SET FORTH IN THE SUBSCRIPTION AGREEMENT BETWEEN THE RECORD HOLDER AND THE COMPANY AND PURSUANT TO SUCH SUBSCRIPTION AGREEMENT, THESE SECURITIES MAY NOT BE TRANSFERRED BY SUCH RECORD HOLDER ABSENT CERTAIN EXCEPTIONS WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

(j) Transfer Restrictions. Buyer acknowledges that any subsequent transfer of the Restricted Shares may be restricted under the 1933 Act or the securities laws of any state, and that any securities so acquired will bear legends to such effect.

(k) Manner of Issuance. Buyer acknowledges and agrees that the issuance of the Restricted Shares shall be effected in accordance with Section 1 above.

(l) Brokers and Other Advisors. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection with this Agreement, based upon arrangements made by or on behalf of the Buyer or any of its affiliates (as defined in Rule 501 of Regulation D under the 1933 Act).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ISSUER

The Company and Issuer hereby represent and warrant to Buyer as of the date hereof and as of the Closing Date that:

(a) Organization and Qualification. Each of the Company and Issuer is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its formation, has the requisite power and authority to own its properties and to carry on its business as now being conducted and presently proposed to be conducted, as applicable.

(b) Authorization; Enforceability. (i) Each of the Company and Issuer has the requisite power and authority to enter into and perform this Agreement, and to issue and/or sell the Restricted Shares in accordance with the terms hereof; (ii) the execution and delivery of this Agreement by the Company and Issuer and the consummation by them of the transactions contemplated hereby and thereby, including the issuance of the Restricted Shares, have been duly authorized and no further consent or authorization is required therefor; (iii) this Agreement has been duly executed and delivered by the Company and Issuer; and (iv) assuming due execution and delivery by Buyer, this Agreement constitutes the valid and binding obligations of the Company and Issuer enforceable against them in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application or by the public policy provisions of federal securities laws.

(c) No Conflicts. The issue and sale of the Restricted Shares, the compliance by the Issuer and the Company with this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer, the Company or any of the Company’s subsidiaries is a party or by which the Issuer, the Company or any of the Company’s subsidiaries is bound or to which any of the property or assets of the Issuer, the Company or any of the Company’s subsidiaries is subject, (ii) result in any violation of the provisions of the charter documents of the Issuer or the Company, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or the Company or any of the Company’s subsidiaries or any of their properties, except in the case of (i) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Issuer or the Company to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Restricted Shares by the Issuer or the consummation by the Issuer or the Company of the transactions contemplated by this Agreement, except (A) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under Regulation D of the 1933 Act, state securities or Blue Sky laws, or (B) where failure to obtain any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Issuer or the Company to consummate the transactions contemplated by this Agreement.

(d) Issuance of Securities. The Restricted Shares have been duly authorized and, upon issuance in accordance with the terms hereof and thereof, shall be validly issued and fully paid, and free from all taxes, liens and charges with respect to the issue thereof.

(e) SEC Filings. The Company and the Issuer have timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be so filed or so furnished since January 1, 2022 (the "SEC Documents"). As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the SEC Documents complied as to form in all material respects with the applicable requirements of the 1933 Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC thereunder applicable to such SEC Documents. None of the SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) No Material Adverse Effect. Since December 31, 2022, there has been no material adverse effect on the business, assets, results of operations or financial condition of the Company and the Issuer, taken as a whole, or a material adverse effect on the ability of the Issuer or the Company to consummate the transactions contemplated by this Agreement.

4. TRANSFER AGENT INSTRUCTIONS
The Company shall cause the Issuer to instruct its transfer agent to issue the Restricted Shares in book-entry form, which delivery will be constructive and evidenced by the recording thereof in book-entry form on the records of the Issuer and the Company. The Restricted Shares shall not be certificated and a restrictive legend of the type referred to in Section 2(i) of this Agreement shall be noted thereon. Issuer warrants and covenants that no instruction other than such instructions referred to in this Section 4, and stop transfer instructions to give effect to Sections 2(i) and 5 hereof, will be given by Issuer to its transfer agent and that the Restricted Shares shall otherwise be freely transferable on the books and records of the Issuer as and to the extent provided in this Agreement. Nothing in this Section 4 shall affect in any way Buyer’s obligations and agreement to comply with all applicable securities laws upon the sale, assignment or other transfer of the Shares.

5. MARKET STANDOFF

(a) The Buyer hereby agrees that, during the period beginning on the Closing Date and ending on the date that is six (6) months after the Closing Date (the “Lock-up Period”), the Buyer will not, without the prior written consent of the Company and the Issuer, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any common shares of the Issuer (the “Common Shares”), or any securities convertible into or exercisable or exchangeable for Common Shares, whether owned by the Buyer as of the date hereof or hereafter acquired by the Buyer or with respect to which the Buyer has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.

(b) Notwithstanding Section 5(a), and subject to the conditions below, the Buyer may transfer the Lock-Up Securities without the prior written consent of the Company and the Issuer, provided that in the case of any transfer of Lock-Up Securities pursuant to clauses (i) through (iv) of this Section 5(b), (1) each donee, trustee, distributee, or transferee, as the case may be, shall agree in writing to be similarly bound during the balance of the Lock-Up Period, (2) any such transfer shall not involve a disposition for value, (3) any required public report or filing (including filings under Section 16(a) of the Exchange Act) shall disclose the nature of such transfer and that the Lock-Up Securities remain subject to the terms set forth in this Section 5, and (4) the Buyer does not otherwise voluntarily effect any public filing or report regarding such transfers: (i) as a bona fide gift or gifts, including to charitable organizations; (ii) to an affiliate (as defined in Rule 501 of Regulation D under the 1933 Act) of the Buyer; (iii) to a nominee or custodian of any person to whom a transfer would be permissible under clauses (i) or (ii) above; or (iv) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of Common Share involving a Change of Control (as defined below) (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Buyer’s Lock-Up Securities shall remain subject to this Section 5. For purposes of Section 5, “Change of Control” means the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a person or group of affiliated persons of the Issuer’s voting securities if, after such transfer or acquisition, such person or group of affiliated persons would beneficially own (as defined in Rule 13d-3 under the Exchange Act) more than 90% of the outstanding voting securities of the Issuer.

(c) The Buyer agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with this Section 5.

6. MISCELLANEOUS

(a) Governing Law. This Agreement shall be governed by and interpreted in accordance with, the laws of the State of New York without regard to the principles of conflict of laws to the extent that such principles would require or permit the application of laws of another jurisdiction.

(b) Jurisdiction; Venue. Each party hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York or the United States District Court located in the State of New York for the purpose of any legal proceeding between the parties arising in whole or in part under or in connection with this Agreement.

(c) Waiver of Jury Trial. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

(d) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, e.g., www.docusign.com) or other transmission method including portable document format (.pdf) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(e) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretations of, this Agreement.

(f) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement.

(g) Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein or therein, none of the parties hereto makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(h) Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and shall be delivered to:

If sent to the Company or Issuer, shall be delivered to:

Compass Group Diversified Holdings LLC

301 Riverside Avenue, Second Floor
Westport, Connecticut 06880
Telephone: (203) 221-1703
Attention: Chief Financial Officer
Email: ryan@compassdiversified.com

With a copy to:

Squire Patton Boggs (US) LLP
201 E. Fourth Street, Suite 1900
Cincinnati, Ohio 45202
Telephone: (513) 361-1200
Attention: Evan A. Toebbe
Email: evan.toebbe@squirepb.com

If sent to the Buyer, shall be delivered to:

Allspring Global Investments, LLC
101 Seaport Boulevard
Boston, Massachusetts 02210
Telephone: (857) 706-4636
Attention: Richard Matthew Prasse, Chief Legal Officer, Allspring Funds
Email: matthew.prasse@allspringglobal.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the New York Stock Exchange and commercial banks in the City of New York are open for business.

(i) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties. Neither the Company nor Issuer shall assign this Agreement or any rights or obligations hereunder without the prior written consent the Buyer. Buyer may not assign its rights hereunder without the prior written consent of the Company and Issuer.

(j) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(k) Survival. The respective representations, warranties and agreements of the Issuer, the Company and the Buyer contained in this Agreement shall survive the delivery of and payment for the Restricted Shares and shall remain in full force and effect.

(l) Publicity. The parties shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however,

that Issuer and the Company shall be entitled, without the prior approval of Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by Issuer in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

(m) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purpose of this Agreement and the consummation of the transactions contemplated hereby.

[Signature page immediately follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

COMPASS GROUP DIVERSIFIED HOLDINGS LLC

/s/ Ryan J. Faulkingham
Name: Ryan J. Faulkingham
Title: Chief Financial Officer

COMPASS DIVERSIFIED HOLDINGS

By: COMPASS GROUP DIVERSIFIED HOLDINGS LLC, as Sponsor

By:	/s/ Ryan J. Faulkingham
Name: Ryan J. Faulkingham
Title: Chief Financial Officer

ALLSPRING SPECIAL SMALL CAP VALUE FUND, A SERIES OF ALLSPRING FUNDS TRUST

By:	/s/ Richard Matthew Prasse
Name: Richard Matthew Prasse
Title: Chief Legal Officer

[Signature page to Subscription Agreement]